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EFFECTIVE AUGUST 23RD, 2004

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2005

EPIMMUNE INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19591 (Commission File Number)	33-0245076 (IRS Employer Identification No.)

5820 Nancy Ridge Drive San Diego, California (Address of principal executive offices)	92121 (Zip Code)

Registrant’s telephone number, including area code (858) 860-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

     On April 12, 2005, we entered into an amended and restated preferred exchange agreement with the holder of all of the outstanding shares of our preferred stock. This agreement modified the original preferred exchange agreement, entered into on March 15, 2005, in connection with the execution on the same date of a share exchange agreement with shareholders of Immuno-Designed Molecules, S.A., a société anonyme organized under the laws of France, or IDM. Under the original preferred exchange agreement, effective immediately prior to the closing of the transactions under the share exchange agreement, 859,666 shares of the our Series S preferred stock and 549,622 shares of our Series S-1 preferred stock will be exchanged for an aggregate of 1,949,278 shares of our common stock. The amended and restated preferred exchange agreement provides for the adjustment of the number of shares of our common stock to be issued in exchange for the preferred stock to reflect the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, consolidation, combination or the like change with respect to our common stock occurring on or after the date of the amended and restated preferred exchange agreement and prior to the closing of the transactions contemplated by the share exchange agreement. A copy of the amended and restated preferred exchange agreement is attached as Exhibit 99.1 to this Current Report and incorporated herein by reference.

Where You Can Find Additional Information About Our Proposed Combination with IDM

     We will file a proxy statement concerning our proposed combination with IDM with the Securities and Exchange Commission, or SEC. Investors and security holders are advised to read the proxy statement related to the proposed transaction when it becomes available, because it will contain important information related to the transaction. Investors and security holders may obtain a free copy of the proxy statement (when it is available) and other documents we file with the SEC at the SEC’s website at http://www.sec.gov. The proxy statement and any other documents we file with the SEC may also be obtained free of charge from us by directing such request to our Secretary at the following address: 5820 Nancy Ridge Drive, San Diego, California 92121.

Information Concerning Participation in Epimmune’s Proxy Solicitation

     We and IDM and our respective executive officers and directors may be deemed to be participants in the solicitation of proxies from our shareholders with respect to the proposed transaction between us and IDM. Information regarding our executive officers and directors is included in our Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2003. This document is available free of charge at the SEC’s website at http://www.sec.gov and from us at http://www.epimmune.com. Investors and security holders may obtain additional information about the interests of the respective executive officers and directors of us and IDM in the proposed transaction between us and IDM by reviewing the proxy statement related to the transaction once it has been filed with the SEC.

Forward-Looking Statements

     The foregoing statements regarding the proposed transaction between us and IDM includes forward looking statements, which are subject to risks and uncertainties, including but not limited to the possibility that the proposed transaction with IDM may not ultimately close for any of a number of reasons, such as our not obtaining shareholder approval of the transaction or related matters; failure of holders of at least 95% of the outstanding stock of IDM to become parties to the definitive agreement; the possibility that IDM shareholders who have not become parties to the definitive agreement make an alternative bid regarding a transaction involving IDM to the IDM shareholders pursuant to rights under the shareholders agreement among the IDM shareholders and, if so, that the IDM shareholders accept that bid instead of the transaction with us; and the possibility that Nasdaq will not approve the listing of the combined company’s shares for trading on the Nasdaq National Market; and that, in the event the transaction is completed, the combination of us and IDM may not result in a stronger company, that the technologies and clinical programs of the two companies may not be compatible and that the parties may be unable to successfully execute their integration strategies or realize the expected benefits of the transaction.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1	Amended and Restated Preferred Exchange Agreement dated April 12, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIMMUNE INC.
Date: April 18, 2004	By:	/s/ ROBERT J. DE VAERE
Robert J. De Vaere
Vice President, Finance and Administration, Chief Financial Officer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Amended and Restated Preferred Exchange Agreement dated April 12, 2005.